Exhibit 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Andersons, Inc. Amended and Restated Long Term Performance Compensation Plan of our report dated January 25, 1999, with respect to the consolidated financial statements of The Andersons, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP

Toledo, Ohio
June 16, 1999